Exhibit 99.1

Energy Fuels Provides Guidance for FY-2016, Update on Conversion from IFRS to US GAAP and Upcoming FY-2015 Results

LAKEWOOD, CO, March 7, 2016 /CNW/ - Energy Fuels Inc. (NYSE MKT:UUUU; TSX:EFR) ("Energy Fuels" or the "Company"), a leading producer of uranium in the United States, is pleased to provide the following guidance for FY-2016, as well as an update on the Company's conversion from International Financial Reporting Standards ("IFRS") to US Generally Accepted Accounting Principles ("US GAAP") and certain of its upcoming FY-2015 results.

2016 Sales and Uranium Recovery Guidance

The Company is pleased to provide the following sales and uranium recovery guidance for FY-2016.

The Company expects to sell 550,000 pounds of uranium in FY-2016 under its existing long-term contracts.  The prices for material sold under the existing long-term contracts is either fixed or at floors.  The average sales price under the Company's long-term contracts is expected to be higher in FY-2016 than FY-2015 levels.  Selective spot sales are also expected to be made in FY-2016 as necessary to generate cash for operations, construction and resource evaluation activities, including continued shaft-sinking and resource evaluation at the Company's high-grade Canyon Project and the construction of three additional well-fields at the Nichols Ranch Project.

The Company expects to recover approximately 950,000 pounds of uranium in 2016, including 350,000 pounds from its Nichols Ranch Project in Wyoming and 600,000 pounds from its White Mesa Mill in Utah.  This represents a significant expected increase in production over FY-2015 levels.  White Mesa Mill production is expected to be sourced from stockpiled material previously mined from the Pinenut Project (350,000 pounds) and alternate feed materials (250,000 pounds).

In FY-2017, the Company expects to have existing inventory or expected production to meet all of its commitments to sell 620,000 pounds of uranium under its existing long-term contacts at average sales prices higher than FY-2015 levels.

Conversion from IFRS to US GAAP

The Company currently plans to file its Annual Report on Form 10-K for the year ended December 31, 2015 ("FY-2015") on or before March 15, 2016.  Prior to January 1, 2016, the Company qualified as a "foreign private issuer" for US Securities and Exchange Commission ("SEC") reporting purposes as such term is defined in Rule 405 of the Securities Act of 1933, as amended.  However, as a result of the Company's June 2015 acquisition of Uranerz Energy Corporation ("Uranerz"), as of January 1, 2016, the Company ceased to meet the definition of 'foreign private issuer' and became a US domestic issuer.

As a US Domestic Issuer, the Company is required to comply with all periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to US issuers.  This includes filing of Forms 10-K, 10-Q and 8-K, and preparing financial statements in accordance with US GAAP.  As a result, the Company's FY-2015 financial statements, including financial statements for FY-2013 and FY-2014, which were previously prepared under IFRS, will be presented in accordance with US GAAP.

As a result of the conversion from IFRS to US GAAP, financial results for FY-2013, FY-2014 and FY-2015 will differ in their presentation from what was previously reported by the Company under IFRS.  Further, as the Company has not established proven or probable reserves as defined under SEC Industry Guide 7, the Company is considered to be in the Exploration Stage as defined under Industry Guide 7.  Under US GAAP, the Company, while in the Exploration Stage, must expense all amounts that would normally be capitalized and subsequently depreciated or depleted over the life of the mining operation on properties that have proven or probable reserves.  As a result, items such as the construction of wellfields and related header houses, additions to recovery facilities, and advancement of properties will be expensed in the period incurred.

Further, under IFRS certain impairments of Property, Plant and Equipment were recognized partially in FY-2013 and partially in FY-2014, whereas under US GAAP these impairments are expected to be recognized in FY-2014.  This is likely to lead to a decrease in net loss calculated in FY-2013 and to an increase in net loss calculated in FY-2014 under US GAAP compared to the net loss previously recorded for FY-2013 and FY-2014 under IFRS.  The Company expects to report a net loss under US GAAP of approximately $85-90 million for FY-2014 and approximately $35-40 million for FY-2013.  The different impairment treatment under US GAAP compared to IFRS are expected to result in a reduced net loss in FY-2013 and an increased net loss in FY-2014 compared with the treatments under IFRS.

Other differences will apply to the Company's financial statements resulting from this conversion from IFRS to US GAAP.

Update on Certain of the Company's Upcoming FY-2015 results

The Company is pleased to provide the following selected information regarding FY-2015 results.  During FY-2015, the Company produced a total of 468,000 pounds of uranium, which is above previously reported guidance, including a total of 296,000 pounds of uranium produced at the Company's White Mesa Mill, of which 72,000 pounds were toll processed for a third party, and 172,000 pounds of uranium produced at the Company's Nichols Ranch Project after the acquisition of Uranerz on June 18, 2015.

In addition, the Company sold a total of 1,075,000 pounds of uranium during FY-2015, of which 1,025,000 pounds were sold pursuant to existing long-term contracts at an average price of $57.39 per pound, and 50,000 lbs. were sold on the spot market for $37.35 per pound.

The Company also expects to increase its gross profit margin for FY-2015 compared to FY-2014 levels, and to report a working capital position of approximately $30-40 million as of December 31, 2015.

For FY-2015, under US GAAP, the Company expects to report a non-cash impairment charge of approximately $55-60 million related to the impairment of certain of its earlier acquired mineral properties and all or most of the goodwill associated with the acquisition of Uranerz, due to continued uranium price weakness, general uranium sector weakness, and a decrease in the Company's market capitalization.  These impairments, combined with costs associated with the acquisition of Uranerz, an increase in standby costs associated with the White Mesa Mill not processing minerals for a significant portion of the year, and increased development costs associated with the Nichols Ranch and Canyon Projects, are expected to lead to a net loss for FY-2015 of approximately $75-$85 million.

About Energy Fuels:  Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities.  Energy Fuels operates two of America's key uranium production centers, the White Mesa Mill in Utah and the Nichols Ranch Processing Facility in Wyoming.  The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year.  The Nichols Ranch Processing Facility, acquired in the Company's acquisition of Uranerz Energy Corporation, is an in situ recovery ("ISR") production center with a licensed capacity of 2 million pounds of U3O8 per year.  Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including a producing ISR project, mines on standby, and mineral properties in various stages of permitting and development.  The Company's common shares are listed on the NYSE MKT under the trading symbol "UUUU", and on the Toronto Stock Exchange under the trading symbol "EFR".

Cautionary Note Regarding Forward-Looking Statements:  Certain information contained in this news release, including statements with respect to the future financial or operating performance of the Company and its projects, including: production and sales forecasts; expectations regarding accounting treatments; expectations regarding financial results for 2015; expectations to become or maintain its position as a leading uranium company in the United States; and any other statements regarding Energy Fuels' future expectations, beliefs, goals or prospects constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements").  All statements in this news release that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements.  All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels' ability to control or predict.  A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to:  statements with respect to production and sales forecasts; expectations regarding accounting treatments; expectations regarding financial results for 2015; expectations to become or maintain its position as a leading uranium company in the United States; and other risk factors as described in Energy Fuels' most recent annual information forms and annual and quarterly financial reports.  Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law.  Additional information identifying risks and uncertainties is contained in Energy Fuels' filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com.  Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future.  Readers are cautioned that such statements may not be appropriate for other purposes.  Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

SOURCE Energy Fuels Inc.

%CIK: 0001385849

For further information: Investor Relations Inquiries: Energy Fuels Inc., Curtis Moore - VP - Marketing & Corporate Development, (303) 974-2140 or Toll free: (888) 864-2125, investorinfo@energyfuels.com, www.energyfuels.com

CO: Energy Fuels Inc.

CNW 07:15e 07-MAR-16